UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): February 24, 2010

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

329 Main Street, Suite 801

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	EXECUTION OF A MATERIAL DEFINITVE AGREEMENT:

The Registrant executed a Stock Purchase Agreement (“Agreement”) dated February 24, 2010 with e-biofuels, LLC and its shareholders (collectively “e-biofuels”). Under the terms of the Agreement, e-biofuels will become a wholly-owned subsidiary of the Registrant in exchange for the payment of 2.0 million shares of the restricted common stock, a Promissory Note payable in four years from the closing date in the amount of $3.75 million and the assumption of approximately $15 million in senior debt of e-biofuels. The principal management of e-biofuels will remain and continue to manage the ongoing business of e-biofuels. E-biofuels is engaged in the manufacture and sale of biodiesel at its plant in Middletown, Indiana and has a plant capacity of 15 million gallons per year. Closing is scheduled for March 31, 2010.

ITEM 9.01	EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release

99.2	Stock Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/S/ JEFFREY T. WILSON
Jeffrey T. Wilson
Title:	President

Dated: February 26, 2010